Exhibit 23.10

CONSENT OF NOMINEE FOR DIRECTOR OF OCEANFREIGHT INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of OceanFreight Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ John Liveris

Name:  John Liveris

Date:    April 8, 2007